                                                                     EXHIBIT 4.2

                                                              EXECUTION ORIGINAL




                               CREDIT AGREEMENT



                                     AMONG



             INLAND PRODUCTION COMPANY and INLAND RESOURCES INC.,


                          TRUST COMPANY OF THE WEST,

                                      and


                         TCW ASSET MANAGEMENT COMPANY,

                       in the capacities described below



                                  $75,000,000



                               September 23, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      Definitions and References.................................     1
     Section 1.1.   Defined Terms.........................................     1
     Section 1.2.   Exhibits and Schedules; Additional Definitions........     8
     Section 1.3.   Amendment of Defined Instruments......................     8
     Section 1.4.   References and Titles.................................     8
     Section 1.5.   Calculations and Determinations.......................     8

ARTICLE II     The Loan...................................................     9
     Section 2.1.   Advance...............................................     9
     Section 2.2.   Request for Advance...................................     9
     Section 2.3.   Use of Proceeds.......................................     9
     Section 2.4.   Funding Fees..........................................    10
     Section 2.5.   Principal Payments....................................    10
     Section 2.6.   Principal Payments from ANCF..........................    10
     Section 2.7.   Optional Prepayments in Whole.........................    11
     Section 2.8.   Additional Interest...................................    11

ARTICLE III    Conditions Precedent to Lending............................    12
     Section 3.1.   Documents to be Delivered.............................    12
     Section 3.2.   General Conditions Precedent..........................    15
     Section 3.3.   Crysen Acquisition....................................    16
     Section 3.4.   Conditions Precedent for Additional Bank
                     Loan Advances........................................    17

ARTICLE IV     Representations and Warranties.............................    18
     Section 4.1.   Borrower's and Parent's Representations
                     and Warranties.......................................    18
     Section 4.2.   Representation and Disclosures by Noteholder..........    18

ARTICLE V      Covenants of Borrower......................................    18
     Section 5.1.   Affirmative Covenants.................................    18
     Section 5.2.   Coverage Ratio........................................    20

ARTICLE VI     Security...................................................    20
     Section 6.1.   The Security..........................................    20
     Section 6.2.   Agreement to Deliver Security Documents...............    21

                                                                            Page
                                                                            ----

     Section 6.3.   Perfection and Protection of Security Interests
                     and Liens............................................    21
     Section 6.4.   Production Proceeds...................................    21
     Section 6.5.   Appointment of Agent and Collateral Agent.............    22

ARTICLE VII    Events of Default and Remedies.............................    25
     Section 7.1.   Events of Default.....................................    25
     Section 7.2.   Remedies..............................................    26
     Section 7.3.   Indemnity.............................................    26
     Section 7.4.   Substitution of Operator..............................    27

ARTICLE VIII   Miscellaneous..............................................    28
     Section 8.1.   Waivers and Amendments; Acknowledgments...............    28
     Section 8.2.   Survival of Agreements; Cumulative Nature.............    30
     Section 8.3.   Notices...............................................    30
     Section 8.4.   Parties in Interest...................................    31
     Section 8.5.   GOVERNING LAW; SUBMISSION TO PROCESS..................    32
     Section 8.6.   Limitation on Interest................................    32
     Section 8.7.   Termination; Limited Survival.........................    33
     Section 8.8.   Severability..........................................    33
     Section 8.9.   Counterparts..........................................    33
     SECTION 8.10.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC...........    34

SCHEDULE 1 - Disclosure Schedule
SCHEDULE 2 - Security Schedule
SCHEDULE 3 - Insurance Schedule
SCHEDULE 4 - Scheduled Bank Payments
SCHEDULE 5 - Calculation of 12.5% Internal Rate of Return

EXHIBIT A-1 - A Note
EXHIBIT A-2 - B Note
EXHIBIT B - Request for Advance
EXHIBIT C - Notice of Bank Advance
EXHIBIT D - Certificate Accompanying Financial Statement
EXHIBIT E - Environmental Compliance Certificate

                                                                            Page
                                                                            ----
EXHIBIT F - Approval Letter
EXHIBIT G-1 - Opinion of Counsel for Related Persons
EXHIBIT G-2 - Opinion of Colorado Counsel for Related Persons
EXHIBIT H - Mortgage
EXHIBIT I-1 - Parent Guaranty
EXHIBIT I-2 - Inland Refining Guaranty
EXHIBIT J - Intentionally Omitted
EXHIBIT K - Intercreditor Agreement
EXHIBIT L - Warrants

                                CREDIT AGREEMENT
                                ----------------


          THIS CREDIT AGREEMENT (this "Agreement") is made as of September 23, 1997, by and among Inland Production Company, a Texas corporation ("BORROWER"), Inland Resources Inc., a Washington corporation ("PARENT"), Trust Company of the West, in its capacity as holder of the Note described below (in such capacity, "NOTEHOLDER"), and TCW Asset Management Company, in its capacities as Agent and Collateral Agent (as described below). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                                   ARTICLE I

                           DEFINITIONS AND REFERENCES

          Section 1.1.  Defined Terms.  As used in this Agreement, each of the
                        -------------
following terms has the meaning given in this Section 1.1, in Annex A attached
                                              -----------
hereto, in the Intercreditor Agreement (as defined in Annex A) if specifically referred to in this Section 1.1, Annex A or otherwise as being defined the Intercreditor Agreement (regardless of whether the Intercreditor Agreement is in effect) or in the sections and subsections referred to below:

          "2% AFFILIATE" means, as to any Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 2% or more of the outstanding voting securities of such Person, (b) any Person 2% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such Person, and (d) any officer, director, partner or sanguinal or affinal kin of such Person or any Person described above in clause (c) of this paragraph.

          "12.5% IRR" has the meaning given such term in Schedule 5. Schedule 5 also defines when a 12.5% IRR has been achieved by TCW.

          "100% QUARTER" means a Fiscal Quarter for which any of the following applies:

               (i) An Event of Default has occurred on or before the Quarterly Payment Date thereof and has not been waived by the Agent, Collateral Agent or the Noteholder;

               (ii) Borrower is unable to make the Scheduled Minimum Principal Payment; or

               (iii) A Coverage Deficiency exists on the Quarterly Payment Date.

During a 100% Quarter, 100% of ANCF shall be applied in the order of the ANCF Hierarchy.

          "A NOTE" has the meaning given in Section 2.1.
                                            -----------

          "ADDITIONAL INTEREST" has the meaning given in Section 2.8.
                                                         -----------

          "ADJUSTED INVESTMENT" means the sum, at the time in question, of:

               (i)   the then-outstanding principal amount of the Bank Debt;

               (ii)  the then-outstanding principal amount of the Notes;

               (iii) any past due interest owing on the Notes or the Bank Debt;

               (iv) any outstanding expenses or fees owed to Agent Bank, Agent, Collateral Agent or Noteholder; and

               (v) if Working Capital is a negative number, the absolute value of such Working Capital.

          "ADVANCE" has the meaning given in Section 2.1.
                                             -----------

          "AGENT" has the meaning given in Section 6.5.
                                           -----------

          "AGENT BANK" means ING (U.S.) Capital Corporation, as agent under the Bank Credit Agreement, together with its successors and assigns in such capacity.

          "AGREEMENT" means this Credit Agreement.

          "ALLOWED BANK INDEBTNESS" has the meaning given in the Intercreditor Agreement.

          "APPROVAL LETTER" has the meaning given it in the Intercreditor Agreement.

          "APPROVED SALES OR FINANCINGS" has the meaning given in the Intercreditor Agreement.

          "B NOTE" has the meaning given in Section 2.1.
                                            -----------

          "BANK CREDIT AGREEMENT" means that certain Credit Agreement dated as of even date herewith among Borrower, Agent Bank and the other financial institutions named therein from time to time as lenders.

          "BANK DEBT" means all Debt of Borrower, Parent or any Subsidiary of Borrower or Parent owing under any Bank Document to Agent Bank or Banks.

          "BANK DOCUMENTS" mean, collectively, (a) the Bank Credit Agreement,
(b) all promissory notes made by Borrower evidencing the Bank Debt, (c) the Bank Interest Hedge Agreement, (d) all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by Borrower or Parent in connection with the Bank Credit Agreement and notes or any transaction contemplated thereby to secure or guarantee the payment or performance of any part of the obligations and duties of Borrower under such Loan Agreement and notes, and (e) all other agreements, certificates, documents, instruments and writings at any time delivered in connection with any of the foregoing.

          "BANKS" means any lender from time to time a party to the Bank Credit Agreement.

          "BORROWER" means Inland Production Company, a Texas corporation.

          "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public both in the State of California and in the State of Colorado.

          "CALCULATION QUARTER" has the meaning given in the Intercreditor Agreement.

          "CLOSING DATE" means September 30, 1997.

          "COLLATERAL AGENT" has the meaning given in Section 6.5.
                                                      -----------

          "COVERAGE DEFAULT" has the meaning given in Section 5.3.
                                                      -----------

          "COVERAGE DEFICIENCY" has the meaning given in Section 5.3.
                                                         -----------

          "COVERAGE RATIO" has the meaning given in Section 5.2.
                                                    -----------

          "CRYSEN REFINERY" means that certain refinery located in Woods Cross, Utah which is the subject of the Crysen Acquisition Documents.

          "DEFAULT" means any Coverage Default, any Event of Default, and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

          "EVENT OF DEFAULT" has the meaning given in Section 7.1.
                                                      -----------

          "HIGHEST LAWFUL RATE" means the maximum nonusurious rate of interest that Noteholder is permitted under applicable law to contract for, take, charge, or receive with respect to the Obligation in question.

          "INLAND REFINING GUARANTY" means the Guaranty of even date herewith made by Inland Refining for the benefit of Noteholder, in the form of
Exhibit I-2.

          "INITIAL AMORTIZATION DATE" means the earliest to occur of the following: (i) December 31, 2003, the maturity date of the Allowed Bank Indebtedness; (ii) the date on which all Allowed Bank Indebtedness has been repaid; (iii) the date of any acceleration of any Allowed Bank Indebtedness; and
(iv) the date of any acceleration of the Obligations.

          "INLAND REFINING" means Inland Refining, Inc., a Utah corporation.

          "INTERCREDITOR AGREEMENT" means an Intercreditor Agreement of even date herewith executed by Borrower, Agent, Noteholder, Agent Bank and the Banks in the form attached hereto as Exhibit K.

          "LATE PAYMENT RATE" means, at the time in question, twelve percent (12%) per annum, provided, however, that the Late Payment Rate shall in no event exceed the Highest Lawful Rate.

          "LEASE VALUE AMOUNT" has the meaning given in Section 5.2.
                                                        -----------
          "LENDER" means the Noteholder.

          "LOAN" has the meaning given in Section 2.1.
                                          -----------

          "LOAN DOCUMENTS" means this Agreement, the Note, the Intercreditor Agreement, the Security Documents, the Warrant Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of all term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

          "LOAN DOCUMENT DISBURSEMENTS" shall have the meaning given in
Schedule 5.

          "LOAN DOCUMENT PAYMENTS" shall have the meaning given in Schedule 5.

          "MATURITY DATE" means December 31, 2006.

          "MAXIMUM LOAN AMOUNT" means $75,000,000.

          "MODIFIED NPV" means, at the time in question, based on the then most recent calculations of NPV, the sum of:

          (a) the NPV of 90% to 100% (as chosen at such time by Agent or Collateral Agent in its sole and absolute discretion) of any Proved Developed Producing Reserves attributable to the Eligible Mortgaged Properties;

          (b) the NPV of 80% to 90% (as chosen at such time by Agent or Collateral Agent in its sole and absolute discretion) of any Proved Developed Nonproducing Reserves attributable to the Eligible Mortgaged Properties;

          (c) the NPV of 60% to 90% (as chosen at such time by Agent or Collateral Agent in its sole and absolute discretion) of any Proved Undeveloped Reserves attributable to the Eligible Mortgaged Properties;

provided, however, that:

          (i) Modified NPV shall be zero for any such Proved Developed Nonproducing Reserves or Proved Undeveloped Reserves if (1) Borrower has not scheduled consistent with the Plan of Development the capital expenditures necessary to bring such reserves into production (as contemplated in such Engineering Report) to be made at or prior to the time contemplated in such Engineering Report, (2) such capital expenditures have not been approved by means of an Approval

     Letter, (3) Noteholder does not reasonably expect that Borrower will have funds available to make such capital expenditures, or (4) Noteholder has not concurred with the amount of such reserves as reflected in the Engineering Report most recently given prior to the calculation of such Modified NPV or the engineer in the Engineering Report has determined that the investment of the scheduled development expenditures to develop such reserves (i.e., to bring into production) will not produce on a risked basis (i.e., to the same extent as the particular reserves are risked in the calculation of Modified NPV) a fifteen percent (15%) internal rate of return per annum on such scheduled development expenditures.

No category of reserves other than Proved Reserves shall be taken into account in determining Modified NPV.

          "MORTGAGE" means the Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, substantially in the form of Exhibit H, which Borrower or Parent executes and delivers to Collateral Agent in connection herewith.

          "NOTES" means, collectively, the A Note and the B Note.

          "NOTEHOLDER" means Trustco, acting in its capacity as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032, together with its successors and assigns as holder of any Note.

          "NOTEHOLDER GOVERNING DOCUMENTS" has the meaning given in Section 6.5.
                                                                    -----------

          "OBLIGATIONS" means the sum of (a) all Debt from time to time owing by any of the Related Persons to Noteholder, Collateral Agent or Agent under or pursuant to any of the Loan Documents, plus (b) all other Debt from time to time owing by any of the Related Persons to any of Noteholder, Collateral Agent, or Agent. "OBLIGATION" means any part of the Obligations.

          "OTHER ALLOWED DEBT" means the Bank Debt.

          "OTHER LOAN DOCUMENTS" means the Bank Documents.

          "PARENT GUARANTY" means that Guaranty of even date herewith made by Parent for the benefit of Noteholder, in the form of Exhibit I-1.

          "PLAN OF DEVELOPMENT" or "POD" means the Plan of Development as such is approved annually, beginning with the period from January 1, 1998 to December 31, 1998, by Borrower, Agent and Agent Bank or is modified or replaced from time to time by agreement among Borrower, Agent and Agent Bank. The first such POD must be approved by December 1, 1997.

          "PROBABLE RESERVES" means "Probable Reserves" as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

          "QUARTERLY PAYMENT" means that payment of principal to be made on a Quarterly Payment Date pursuant to Section 2.5.
                                   -----------

          "REQUEST FOR ADVANCE" means a written request made by Borrower which meets the requirements of Section 2.3.
                          -----------

          "REQUIRED LENDERS" means any one of Agent, Collateral Agent or any Noteholder or Noteholders holding Notes evidencing 66 2/3% of the outstanding amount of the Loan.

          "SCHEDULED BANK PAYMENTS" has the meaning given in Section 2.6.
                                                             -----------

          "SCHEDULED MINIMUM PRINCIPAL PAYMENT" has the meaning given in
Section 2.5.
-----------

          "SECURITY DOCUMENTS" means the Mortgage, the Parent Guaranty, the Inland Refining Guaranty, any other instruments listed in the Security Schedule, and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any

Related Person to Noteholder, Agent or Collateral Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

          "SECURITY SCHEDULE" means Schedule 2 hereto.

          "TAMCO" means TCW Asset Management Company, a California corporation, provided that as used in Annex's A, B, C and D the term "Tamco" shall mean Tamco in its capacity as Agent.

          "TCW ENTITY" has the meaning given in Section 7.5.
                                                -----------

          "TRUSTCO" means Trust Company of the West, a California trust company.

          "UNEVALUATED PROPERTY" means any Property owned by Borrower and located in the Uinta Basin that, at the time in question (a) is not evaluated in the then most-recent Engineering Report (or supplemental information) delivered to Noteholder as having Proved Reserves attributed thereto, and (b) is not otherwise included, or reasonably anticipated to be included, in the proration unit or drilling and spacing unit allocable to any Property of Borrower that has been so evaluated as having Proved Reserves attributed thereto; provided that no Property subject to Liens permitted under Section C.19(c) of Annex C is to be
                                          ---------------
included herein.

          "WARRANT AGREEMENT" means that certain Warrant Agreement dated as of even date herewith between Parent and Warrant Holder.

          "WARRANT DOCUMENTS" means, collectively, the Warrant Agreement and the Warrants.

          "WARRANT HOLDER" means, initially, TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P., a California limited partnership, and any other Person holding the Warrant.

          "WARRANTS" means the warrants in the form of Exhibit L issued by Borrower to Noteholder.

          "WORKING CAPITAL" has the meaning given in Section C.27 of Annex C.
                                                     ------------

          Section 1.2.  Exhibits and Schedules; Additional Definitions.  All
                        ----------------------------------------------
Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Certain additional terms may be defined in the Security Schedule and used but not defined in the body of this Agreement; reference is hereby made to the Security Schedule for the meaning of any such terms.

          Section 1.3.  Amendment of Defined Instruments.  Unless the context
                        --------------------------------
otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

          Section 1.4.  References and Titles.  All references in this Agreement
                        ---------------------
to Exhibits, Schedules, Annexes, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, Annexes, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

          Section 1.5.  Calculations and Determinations.  All fees and interest
                        -------------------------------
accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless Noteholder other wise consents all financial statements and reports furnished to Noteholder hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP. Each matter to be determined, consented or agreed to, or accepted by Noteholder, Agent or Collateral Agent under the Loan Documents (such as the determination of Modified
NPV) shall be made by Noteholder, Agent or Collateral Agent in its sole and absolute discretion, unless the applicable provision expressly states that the determination, consent, agreement or acceptance by Noteholder, Agent or Collateral Agent is to be made in compliance with some express restriction on Noteholder's, Agent's, or Collateral Agent's discretion (for example, if Noteholder's consent to a particular matter is required "not to be unreasonably withheld").


                                   ARTICLE II
                                    THE LOAN

          Section 2.1.  Advance; Interest.  Subject to the terms and conditions
                        -----------------
hereof, Noteholder agrees to make one advance to Borrower (the "ADVANCE"), the amount of which Advance shall not exceed the Maximum Loan Amount. The obligation of Borrower to repay the aggregate amount of the Advance made by Noteholder (the "LOAN"), together with interest accruing in connection therewith, shall be evidenced by two (2) promissory notes, one in the original principal amount of $65,000,000 (the "A NOTE") and one in the original principal amount of $10,000,000 (the "B NOTE") made by Borrower in the form of Exhibits A-1 and A-2 with appropriate insertions, payable to the order of Noteholder. Amounts borrowed and repaid on the Notes may not be reborrowed hereunder. Subject to the terms hereof and of the Notes, the unpaid principal of the Notes (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the rate of nine and three quarters percent (9.75%) per annum, payable quarterly on each Quarterly Payment Date, calculated as of the last day of the Fiscal Quarter then ending. All principal and interest owed under the Notes and which has not been paid when due shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

          Section 2.2.  Request for Advance.  The request for an Advance must be
                        -------------------
made in the form and substance of the Request for Advance attached hereto as Exhibit B, duly completed. If all conditions precedent to such Advance have been met, Noteholder will on the date requested make such Advance available to Borrower in immediately available funds at such account and bank as Borrower may specify with such Request for Advance.

          Section 2.3.  Use of Proceeds.  Borrower shall use the funds from the
                        ---------------
Advance to (i) make the Equitable Acquisition and to pay its costs related to the Equitable Acquisition; (ii) to provide Borrower working capital (or to pay down the Bank Debt); and (iii) to pay the costs and expenses related to the Bank Debt and the Loan. In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Noteholder that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

          Section 2.4.  Funding Fees.  On the date on which the Advance is made,
                        ------------
Borrower shall pay to Noteholder a funding fee in an amount equal to three percent (3%) of the amount of the Advance.

          Section 2.5.  Principal Payments.
                        ------------------

          (a) The outstanding principal balance of the Notes shall be due and payable in full on the Maturity Date.

          (b) On each Quarterly Payment Date, beginning with the first Quarterly Payment Date after the Initial Amortization Date and continuing until the Maturity Date, Borrower will make a payment of principal on account of the outstanding principal balance of the Loan in an amount equal to the greater of:
(i) ninety percent (90%) of ANCF (less the interest payments made on the Notes on such Quarterly Payment Date pursuant to Section 2.1 hereof); or (ii) in the
                                           -----------
amount (the "SCHEDULED MINIMUM PRINCIPAL PAYMENT") set forth below in the following table opposite the applicable Quarterly Payment number:

              Quarterly Payment         Scheduled Minimum
                    Number              Principal Payment
                    ------              -----------------
                     1-4                    $6,250,000
                     5-8                    $8,750,000
                    9-12                    $3,750,000

          Section 2.6.  Principal Payments from ANCF.
                        ----------------------------

          (a) Schedule 4 sets forth the amounts and dates for payment of all principal payments of Allowed Bank Indebtedness which are required under the Bank Documents (the "SCHEDULED BANK PAYMENTS"). All parties hereto acknowledge and agree that, on or before the Quarterly Payment Date following each Calculation Quarter, all ANCF with respect to such Calculation Quarter (and any proceeds from Approved Sales or Financings which are used to pay Bank Debt or the Obligations) shall be applied in the order of the ANCF Hierarchy as set forth in Section 3 of the Intercreditor Agreement.
         ---------

          (b)  Together with each payment made pursuant to this Section 2.6,
                                                                -----------
Borrower shall deliver to Noteholder a report in detail acceptable to Noteholder setting out a detailed calculation of the ANCF for such Calculation Quarter.
Any principal payments made out of ANCF pursuant to this Section 2.6 will be
                                                         -----------
applied toward the minimum principal payments required under Section 2.5 on the
                                                             -----------
applicable Quarterly Payment Date, but the minimum principal payments required under Section 2.5 will be required regardless of the amount of the payments
      -----------
based on ANCF which are required under this Section 2.6.
                                            -----------

          (c) So long as no Event of Default has occurred and is then continuing, Noteholder shall first apply all principal payments on the Loan made pursuant to the preceding subsection (b) to the payment of any minimum principal payment then required under Section 2.5 and shall then apply any remaining
                            -----------
payments made pursuant to this section to the prepayment, without premium or penalty, of the principal payments thereafter required under Section 2.5 in the
                                                             -----------
inverse order of their maturity.

          (d) If any Event of Default has occurred and is continuing, and if no Bank Debt is then outstanding, then Noteholder may in its sole and absolute discretion apply the ANCF as it elects to the various Obligations which are then due and payable.

          Section 2.7.  Optional Prepayments in Whole.  In addition to the
                        -----------------------------
payments required under Sections 2.5 and 2.6, Borrower may, at any time after
                        ------------     ---
October 1, 1999 and after Borrower has given at least forty-five (45) days advance notice to Noteholder, from time to time and without premium or penalty prepay the Notes, in whole but not in part. Any prepayment of principal made under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Prior to October 1, 1999, Borrower may not prepay any principal of the Notes without the prior written consent of the Required Lenders, which consent may be given or withheld in their sole and absolute discretion.

          Section 2.8.  Additional Interest.  Concurrently with the final
                        -------------------
payment of all principal and interest on the A Note

(whether at its stated maturity date, as a result of mandatory or optional prepayments, or otherwise) or, if earlier, upon the acceleration of the A Note, Noteholder shall be entitled to receive additional payment (the "ADDITIONAL INTEREST") in cash in the amount required to give Noteholder a 12.5% IRR on the entire amount of the Loan Document Disbursements with respect to the A Note, and Borrower shall be obligated to pay the Additional Interest (it being understood and agreed that the Additional Interest is in addition to the principal and stated interest owing on the Loan, represents deferred compensation for the making and commitment to make the Loan, and in no way constitutes a penalty).

          Section 2.9.  General Payment Provisions.  Borrower will make each
                        --------------------------
payment which it owes under the Loan Documents such that payment is received by Noteholder no later than 11:00 a.m., Boston, Massachusetts time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds sent by wire transfer in care of:

               Boston Safe Deposit
               ABA No. 011001234
               Real Estate Wiring No. 039624
               Cost Center No. 3137
               Re: Mellon Bank / Morgan Stanley / Fund V /Inland
               Account No. CPFF 873-3032

(or to such other bank and accounts as Noteholder may from time to time specify). Any payment received by Noteholder after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. When Noteholder collects or receives money on account of the Obligations which is insufficient to pay all Obligations then due and payable, Noteholder may apply such money as it elects to the various Obligations which are then due and payable.


                                  ARTICLE III
                        CONDITIONS PRECEDENT TO LENDING

          Section 3.1.  Documents to be Delivered.  Noteholder has no obligation
                        -------------------------
to make the Advance unless Noteholder shall have received all of the following, at Trustco's office in Los Angeles, California or at such other place as may be designated by Noteholder, duly executed and delivered and in form, substance and date satisfactory to Noteholder:

          (a)  The Notes;

          (b) The Mortgage, the Parent Guaranty, the Inland Refining Guaranty and each other Security Document listed in the Security Schedule;

          (c) An "Omnibus Certificate" of the Secretary and of the Chief Executive Officer and President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (iii) a copy of any bylaws of Borrower;

          (d) An "Omnibus Certificate" of the Secretary and of the Chief Executive Officer and President of Parent, which shall contain the names and signatures of the officers of Parent authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of Parent and in full force and effect at the time this Agreement is entered into, authorizing the execution of the Loan Documents to which Parent is a party delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of Parent and all amendments thereto, certified by the appropriate official of Parent's state of organization, and (iii) a copy of any bylaws of Parent;

          (e) An "Omnibus Certificate" of the Secretary and of the Chief Executive Officer and President of Inland Refining, which shall contain the names and signatures of the officers of Inland Refining authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of Parent and in full force and effect at the time this Agreement is entered into, authorizing the execution of the Loan Documents to which Parent is a party delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of Parent and all amendments thereto, certified by the appropriate official of Inland Refining's state of organization, and (iii) a copy of any bylaws of Inland Refining;

          (f) A certificate (or certificates) of the due formation, valid existence and good standing of each of Borrower, Parent and Inland Refining in its state of organization, issued by the appropriate authorities of such jurisdiction;

          (g) A "Compliance Certificate" of the Chief Executive Officer and President and of the chief financial officer of Borrower, in their capacities as such officers, of even date with the Loan, in which such Persons certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of
Section 3.2;
-----------

          (h) (i) A favorable opinion of Glast, Phillips, & Murray, P.C., counsel for Related Persons, substantially in the form set forth in Exhibit G-1, together with the certificate provided for in such certificate, (ii) a favorable opinion of Welborn, Sullivan, Mech & Tooley, P.C., special Colorado counsel for Related Persons, substantially in the form set forth in Exhibit G-2, and (iii) a favorable opinion, in form satisfactory to Noteholder, from its special California counsel, Milbank, Tweed, Hadley and McCloy;

          (i) Certificates of Borrower's and Parent's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower or Parent owns property subject to Security Documents;

          (j) A Phase One Environmental Report covering the Properties mortgaged under the Mortgage, which has been prepared by a consultant approved by Noteholder and which is satisfactory to Noteholder in form and substance;

          (k)  True and complete copies of the Equitable Acquisition Documents;

          (l)  The Intercreditor Agreement;

          (m)  The Plan of Development;

          (n)  True and complete copies of the Bank Documents;

          (o)  The Warrant Documents;

          (p) Title opinions and other title information concerning the properties acquired pursuant to the Equitable Acquisition in form, substance and authorship satisfactory to Noteholder;

          (q)  The Initial Engineering Reports; and

          (r) An amendment to the Crysen Acquisition Documents in form and substance satisfactory to the Noteholder.

          Section 3.2.  General Conditions Precedent.  Noteholder has no
                        ----------------------------
obligation to make the Advance unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by any Related Person in any Loan Document shall be true in all material respects on and as of the date of the Advance (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of the Advance.

          (b) No Default or Coverage Deficiency shall exist at the date of the Advance, either before or after giving effect thereto.

          (c) No material adverse change shall have occurred to Borrower's or Inland Refining's individual (or Parent's Consolidated) financial condition, assets, operation, businesses or prospects since the date of this Agreement, and no material environmental condition, circumstance or event shall have occurred on or relating to any Property of any Related Person, or become known to any Related Person, since the date of, or which was not reflected in, the environmental reports described in Sections 3.1(j) and 3.3 (e).
                                   ---------------     -------

          (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance.

          (e) The making of the Loan shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject Noteholder, Agent or Collateral Agent to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

          (f) Noteholder shall have received all documents and instruments which Noteholder has then requested, in addition to those described in
Sections 3.1 and 3.2 (including opinions of legal counsel for the Related
------------     ---
Persons and Noteholder; corporate
documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Noteholder in form, substance and date.

          (g) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to Noteholder's counsel.

          Section 3.3.  Crysen Acquisition.  Borrower shall not provide funds to
                        ------------------
Inland Refining or Parent for, nor shall Parent permit Inland Refining to enter into, the Crysen Acquisition unless:

     (i) each of Noteholder and Agent Bank shall have given its approval to the Crysen Acquisition in an Approval Letter;

     (ii)  The representation and warranty set forth in Section B.12 of Annex B
                                                        ------------
shall be true and correct as of the date of such Crysen Acquisition and as of the time immediately after the closing of the Crysen Acquisition; and

     (iii) Noteholder shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to Noteholder:

          (a)  A mortgage encumbering the Crysen refinery;

          (b) A security agreement executed by Borrower covering the collateral described in the mortgage described in (a) above;

          (c) A title insurance policy concerning the Crysen refinery in form, substance and authorship satisfactory to Noteholder;

          (d) Favorable opinions of Glast, Phillips, & Murray, P.C. and such other counsel for the Related Persons in form and substance satisfactory to Noteholder;

          (e) One or more environmental reports covering the Crysen refinery, which has been prepared by a consultant approved by Noteholder and Agent Bank and which is satisfactory to Noteholder and Agent Bank in form and substance;

          (f) A bank facility to finance the operation and expansion of the Crysen refinery acceptable to Noteholder;

          (g) A plan of operation for (including the expansion of) the Crysen refinery acceptable to Noteholder;

          (h) Proof of insurance and the levels of coverage for the Crysen refinery, all acceptable to Noteholder; and

          (i) Any other due diligence information reasonably requested by Agent, Collateral Agent or Noteholder in connection with Inland Refining's acquisition of, and Noteholder's financing for, the Crysen refinery.

Borrower and Parent hereby expressly acknowledge and agree that Noteholder and Agent Bank have no obligation to approve the Crysen Acquisition, and if either Noteholder or Agent Bank disapproves the Crysen Acquisition for any reason in its sole and absolute discretion, none of Noteholder, Agent, Collateral Agent or Agent Bank shall be liable to Borrower, Parent or Inland Refining or to any party to the Crysen Acquisition for such disapproval. Borrower, Parent and Inland Refining hereby release Noteholder, Agent, Collateral Agent and Agent Bank from any claims arising from the failure to approve the Crysen Acquisition and agree to indemnify Noteholder, Agent, Collateral Agent and Agent Bank from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Noteholder, Agent, Collateral Agent or Agent Bank growing out of, resulting from or in any other way associated with the failure to approve the Crysen Acquisition.

          Section 3.4.  Conditions Precedent for Additional Bank Loan Advances.
                        ------------------------------------------------------
Borrower shall be permitted to obtain additional advances under the Bank Credit Agreement only if:

          (a) no Coverage Deficiency or Default exists or would exist upon the making of the advance;

          (b) such advances are used to develop Eligible Proved Properties pursuant to the Plan of Development;

          (c) such advance amounts, in the aggregate with the initial advance, do not exceed the maximum amount of the Allowed Bank Indebtedness; and

          (d) Borrower has provided Noteholder with a Notice of Bank Advance in the form of Exhibit C attached hereto at least one day before delivered to the Agent Bank, and all representations and warranties made by Borrower in such Notice of Bank Advance shall be true in all material respects on and as of the date of such Notice of Bank Advance and as of the date such advance is to be made.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          Section 4.1.  Borrower's and Parent's Representations and Warranties.
                        ------------------------------------------------------
To confirm Noteholder's understanding concerning Borrower, Parent and their business, properties and obligations and to induce Noteholder to enter into this Agreement and to make the Loan, Borrower and Parent each represent and warrant to Noteholder that each of the statements in Annex B is true and correct in all respects.

          Section 4.2.  Representation and Disclosures by Noteholder.
                        --------------------------------------------
Noteholder hereby represents that Noteholder will acquire the Note for its own account in the ordinary course of its business; however, the disposition of Noteholder's property shall at all times be and remain within its control and, in particular and without limitation, Noteholder may sell or otherwise transfer the Note, any participation interest or other interest in the Note, or any of its other rights and obligations under the Loan Documents.


                                   ARTICLE V
                             COVENANTS OF BORROWER

          Section 5.1.  Covenants.  To conform with the terms and conditions
                        ---------
under which Noteholder is willing to have credit outstanding to Borrower, and to induce Noteholder to enter into this Agreement and make the Loan, Parent and Borrower each warrant, covenant and agree that, until the full and final payment of the Obligations and the termination of this Agreement, unless Noteholder has previously agreed otherwise:

          (a)  Payment and Performance.  Borrower will pay all amounts due under
               -----------------------
the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower and Parent will cause each other Related Person to observe, perform and comply with every such term, covenant and condition which is applicable to such Related Person.

          (b)  Payment of Expenses.  Whether or not the transactions
               -------------------
contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay
(A) Agent's and Collateral Agent's direct out-of-pocket expenses in the amount of $25,000 and (B) all third-party costs and expenses incurred by or on behalf of Noteholder, Agent or Collateral Agent (including reasonable attorneys' fees) in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the borrowings hereunder and other action reasonably required in the course of administration of the various Loan Documents, (iv) the defense or enforcement of the Loan Documents or the defense of Noteholder's or Collateral Agent's exercise of their rights thereunder, (v) the reviews contemplated by Section C.16 of Annex C, and (vi) a
                                            ------------
semi-annual audit by Noteholder, Agent or Collateral Agent of the Related Persons' books and records.

          (c)  Engineering Reports.  Borrower will pay all costs and expenses
               -------------------
relating to all Engineering Reports.

          (d)  Board Visitation Rights. Noteholder shall have the right to
               -----------------------
appoint two (2) representatives, and such representatives shall: (i) receive all notice of all meetings (both regular and special) of the respective board of directors of Borrower and Parent and copies of all unanimous consents presented to the directors or such board; (ii) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; and (iii) receive as soon as available (but in any event not later than thirty (30) days after such meetings) copies of the minutes of all such meetings. If either such board proposes to take any action by written consent in lieu of a meeting, Borrower will give written notice to such representatives, which notice shall describe in reasonable detail the nature and substance of such proposed action. Borrower will furnish such representatives with a copy of each such written consent not later than five (5) days after execution. Such representatives shall not be members of either board and shall not be entitled to vote on any matters presented at such meetings of the boards or to consent to any matters as to which the consent of such board has been requested, but shall be entitled to receive reimbursement for expenses equivalent to that provided members of the board(s).

          (e) Additional Guaranties.  Any Subsidiary formed after the date
              ---------------------
hereof will execute a Guaranty for the benefit of Noteholder in the form of the Inland Refining Guaranty.

          (f) Annex C.  All of the covenants contained in Annex C will be
              -------
observed.

          Section 5.2.  Coverage Ratio.
                        --------------

          (a) On and after July 1, 1998, Borrower shall maintain a Coverage Ratio (as defined in subsection (b) below) of at least 150% at all times while
                     --------------
any of the Obligations under the Loan Documents remain outstanding. A Coverage Ratio of 125% or less at any time is herein called a "COVERAGE DEFAULT", and a Coverage Ratio of more than 125% but less than 150% at any time is herein called a "COVERAGE DEFICIENCY". If any Coverage Default exists, Borrower must (or if any Coverage Deficiency exists, Borrower may in its discretion in order to avoid a 100% Quarter), within thirty (30) days after obtaining knowledge thereof, cure such Coverage Default (or Coverage Deficiency), either by furnishing and mortgaging additional engineered producing oil and gas properties satisfactory to Noteholder in order to increase Modified NPV or by making payments in order to reduce the Adjusted Investment; provided that Borrower may not cure more than two (2) Coverage Defaults by mortgaging additional engineered producing oil and gas properties.

          (b) As used in this section, "COVERAGE RATIO" means at any time in question the quotient obtained by dividing:

          (i) the sum of (A) 100% of the Modified NPV as determined from the Engineering Report most recently prepared as of such time in question, (B) the Lease Value Amount (as defined below) and (C) Working Capital,

          (ii) by the "ADJUSTED INVESTMENT" at such time.

For purposes of this Section 5.2, the term "LEASE VALUE AMOUNT" means (a) until
                     -----------
July 1, 1998, the working interest of Borrower in each Unevaluated Property multiplied by $250 per acre, (b) during the period beginning July 1, 1998 and ending on June 30, 1999, the working interest of Borrower in each Unevaluated Property multiplied by $150 per acre, (c) during the period beginning July 1, 1999 and ending on June 30, 2000, the working interest of Borrower in each Unevaluated Property multiplied by $50 per acre, and (d) at all times after June 30, 2000, zero.

                                   ARTICLE VI
                                    SECURITY

          Section 6.1.  The Security.  The Obligations will be secured by the
                        ------------
Security Documents listed in the Security Schedule and by any additional Security Documents hereafter delivered by any Related Person and accepted by Collateral Agent.

          Section 6.2.  Agreement to Deliver Security Documents. Parent and
                        ---------------------------------------
Borrower agree to deliver to further secure the Obligations whenever requested by Collateral Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Collateral Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property of Borrower or Parent, except Liens permitted under Section C.19 of Annex C. Borrower also agrees to
                             ------------
deliver, whenever requested by Collateral Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Collateral Agent with respect to Properties designated by Collateral Agent, based upon abstract or record examinations to dates acceptable to Collateral Agent and (a) stating that Borrower or Parent has good and defensible title thereto, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents, subject to the provisions of the Bank Documents and Intercreditor Agreement, securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable thereto and in the proceeds thereof, and (c) covering such other matters as Collateral Agent may request.

          Section 6.3.  Perfection and Protection of Security Interests and
                        ---------------------------------------------------
Liens.  Borrower and Parent will from time to time deliver to Collateral Agent
-----
any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) in form and substance satisfactory to Collateral Agent, which Collateral Agent requests for the purpose of perfecting, con-firming, or protecting any Liens or other rights in Collateral securing any Obligations.

          Section 6.4.  Production Proceeds.  Notwithstanding that, by the terms
                        -------------------
of the Mortgage, Borrower and Parent are or will be assigning to Collateral Agent all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Borrower and Parent may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Collateral Agent may exercise all rights and remedies granted under the Security Documents, subject to the provisions of the Bank Documents and Intercreditor Agreement, including the right to obtain possession of all Production Proceeds then held by Borrower or Parent and to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Collateral Agent to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Collateral Agent to Borrower or Parent constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Collateral Agent to collect other Production Proceeds thereafter.

           Section 6.5.  Appointment of Agent and Collateral Agent.
                         -----------------------------------------

          (a) Agent. Noteholder hereby appoints Tamco as agent (together with
              -----
its successors in such capacity herein called "AGENT") to act for and on behalf of Noteholder under or pursuant to this Agreement and the other Loan Documents, and Tamco hereby accepts such appointment. Agent is authorized to act on behalf of Noteholder in (i) exercising rights and remedies with respect to Collateral (which may be delegated to Collateral Agent) or with respect to any other matter under any of the Loan Documents, (ii) giving notices or instructions to Borrower, (iii) receiving information from or notices by Borrower, and (iv) communicating to Borrower determinations required or permitted to be made under this Agreement or any other Loan Document. Agent may, on behalf of Noteholder, take any other action which Noteholder is entitled to take hereunder or under any of the Loan Documents. Borrower and Parent may rely on any action of Agent as binding upon Noteholder. Such appointment of Tamco as Agent shall not, however, impair or modify any rights, obligations or duties which Tamco or any Affiliate of Tamco otherwise has with respect to Noteholder. In its administration of this Agreement and the other Loan Documents, except to the extent to which another standard applies to Tamco by reason of any other document between Tamco and Noteholder, Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (g) below.

          (b) Collateral Agent.  Noteholder hereby appoints Tamco as collateral
              ----------------
agent (herein, together with its successors and assigns in such capacity, "COLLATERAL AGENT") under the Loan Documents, to exercise such powers under the Loan Documents as are delegated to Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, including taking, holding and disposing of the Collateral. Tamco hereby accepts such appointment. Collateral Agent shall act for and on behalf of Noteholder in connection with all Collateral and all Security Documents, including serving as mortgagee under each Mortgage and exercising rights and remedies provided thereunder. Borrower and Parent may rely on any action of Collateral Agent as binding upon Noteholder. The Mortgage contemplates that Collateral Agent may release Collateral in accordance with the terms thereof and Collateral Agent is hereby authorized to do so if it has received the prior consent of Noteholder, it being understood that Noteholder itself need not be a party to any such release. In its administration of this Agreement and the other Loan Documents, except to the extent to which another standard applies to Tamco by reason of any other document between Tamco and Noteholder, Collateral Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (g) below.

          (c) Limitation of Duties and Fiduciary Relationship. Neither Agent nor
              -----------------------------------------------
Collateral Agent shall have any duties or responsibilities, except those expressly set forth in:

          (i)   this Agreement;

          (ii)  the other Loan Documents; and

          (iii) the other documents entered into between any of Trustco, Tamco, Mellon Bank and Morgan Stanley Group, Inc. to establish their relationship with respect to the funds invested by Noteholder (in this section called the "NOTEHOLDER GOVERNING DOCUMENTS").

nor shall Agent or Collateral Agent have any additional fiduciary relationship with Noteholder arising under this section, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents against Agent or Collateral Agent.

          (d) Written Directions.  Agent or Collateral Agent may at any time
              ------------------
request written directions from Noteholder with respect to (i) any interpretation of this Agreement, the Note and the other Loan Documents, or (ii) any action to be taken or not to be taken hereunder or thereunder, and may withhold any action until such directions have been received from the Noteholder. Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a direction of Noteholder under the terms of this Agreement.

          (e) Agents and Attorneys.  Each of Agent and Collateral Agent may
              --------------------
execute any of its respective duties under this Agreement, the Note and the other Loan Documents by or through agents or attorneys selected by Agent or Collateral Agent, respectively, using reasonable care. Neither Agent nor Collateral Agent shall be responsible to Noteholder for the negligence or misconduct of any agents or attorneys so selected. Agent and Collateral Agent shall be entitled to the advice of counsel concerning all matters pertaining to their respective duties hereunder.

          (f) Limitation of Liability.  Agent, Collateral Agent, and their
              -----------------------
respective officers, directors, employees, agents, attorneys-in-fact and affiliates shall not:

          (i) be liable to Noteholder for any action taken or omitted to be taken by any of such Persons or for any error in judgment under or in connection with this Agreement, the Notes or any other Loan Documents, except for any such Person's gross negligence or willful misconduct; or

          (ii) be responsible in any manner to Noteholder or any other Person for any failure of any other party to perform its obligations under this Agreement, the Note or any other Loan Document.

Nothing in this subsection, however, shall be deemed to limit or restrict any liability, fiduciary duty or responsibility of Tamco in any capacity other than as Agent or Collateral Agent, respectively, including any liability, fiduciary duty or responsibility under the Noteholder Governing Documents.

          (g) Reliance upon Documentation.  Each of Agent and Collateral Agent
              ---------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or any telephone conversation believed, respectively, by Agent or Collateral Agent to be genuine and correct and to have been signed, sent, made or spoken by the proper person or persons, and upon the advice and statements of legal counsel, independent accountants and other experts selected, respectively, by Agent or Collateral Agent.

          (h) Reliance by Borrower and Parent.  Noteholder agrees that, prior to
              -------------------------------
the delivery to Borrower or Parent of a notice of the removal or termination of Tamco as Agent as set forth below, Borrower and Parent shall be entitled to rely on Tamco's or any subsequent Agent's authority to act on behalf of Noteholder in all dealings with Tamco (or any such subsequent Agent) with respect to the Loan and the Loan Documents; Borrower and Parent shall be protected in relying on actions, communications, notices and terminations relating thereto or required or permitted thereunder by Agent; and Borrower and Parent shall discharge their respective obligations under this Agreement and the Loan Documents by delivering payments, notices and other information to Agent. In the event of the removal of Agent and the appointment of a successor Agent by Noteholder, Borrower and Parent shall not be required to recognize any such removal or appointment unless and until Borrower and Parent shall have received a writing setting forth such removal and appointment executed by Noteholder, and Borrower and Parent shall be entitled to rely on such writing as being genuine and what it purports to be without any necessity of any investigation whatsoever. Noteholder similarly agrees that, prior to the delivery to Borrower and Parent of a notice of the removal or termination of Tamco as Collateral Agent as set forth below, Borrower and Parent shall be entitled to rely on Tamco's or any subsequent Collateral Agent's authority to act on behalf of Noteholder in all dealings with Tamco (or any such subsequent Collateral Agent) with respect to the Loan and the Loan Documents; and Borrower and Parent shall be protected in relying on actions, communications, notices and terminations relating thereto or required or permitted thereunder by Collateral Agent. In the event of the removal of Collateral Agent and the appointment of a successor Collateral Agent by Noteholder, Borrower and Parent shall not be required to recognize any such removal or appointment unless and until Borrower and Parent shall have received a writing setting forth such removal and appointment executed by Noteholder, and Borrower and Parent shall be entitled to rely on such writing as being genuine and what it purports to be without any necessity of any investigation whatsoever.


                                  ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

           Section 7.1.  Events of Default.
                         -----------------

          (a) Each of the following events constitutes an Event of Default under this Agreement:

               (i)   Any event listed on Annex D attached hereto.

               (ii) Any Material Adverse Change occurs in Borrower's individual (or Parent's Consolidated) financial condition, assets, business or operations and such adverse change is not remedied within sixty (60) days thereafter.

               (iii) The occurrence of (A) a total of three (3) 100% Quarters within a five (5) consecutive Calendar Quarter period, or (B) a total of four (4) 100% Quarters prior to repayment in full of the Obligations; and

               (iv) The occurrence of a Coverage Default which is not cured within thirty (30) days as provided in Section 5.2(a).
                                                 --------------

          (b) Upon the occurrence of an Event of Default described in
Section D.10 (a), (b) or (c) of Annex D with respect to Borrower or the
----------------------------
acceleration of the Other Allowed Debt under the Other Loan Documents, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Noteholder at any time and from time to time may without notice to Borrower or any other Related Person declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to declaration by Noteholder), any obligation of Noteholder to make any further loans of any kind under any agreement with Borrower shall be permanently terminated.

          Section 7.2.  Remedies.  If any Default shall occur and be continuing,
                        --------
Noteholder may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Noteholder may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Noteholder, Agent or Collateral Agent under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

          Section 7.3.  Indemnity.  Borrower and Parent jointly and severally
                        ---------
agree to indemnify each TCW Entity, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such TCW Entity growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person or of any TCW Entity with respect to Hazardous Materials found in or released into the environment). In furtherance thereof, Borrower and Parent also agree to indemnify each TCW Entity, upon demand, from and against any all liabilities and costs arising from their failure to approve the Crysen Acquisition.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY TCW ENTITY,

provided only that no TCW Entity shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which (a) is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment, or by its own individual actions with respect to Collateral in its possession, or (b) is owed by it to Noteholder as a result of such TCW Entity's breach of a duty owed by it to Noteholder, but only to the extent proximately caused by such breach. As used in this section the term "TCW ENTITY" refers to each of Noteholder, Agent, Collateral Agent, Trustco, Tamco, and each director, officer, agent, trustee, manager, attorney, employee, representative and Affiliate of any such Person.

          Section 7.4.  Substitution of Operator.  During the continuance of any
                        ------------------------
Event of Default, Collateral Agent shall (in addition to all of its other remedies) have the right, exercisable in its sole and absolute discretion, to demand in writing that Borrower resign as the operator (whether under an applicable joint operating agreement, in the records of any applicable regulatory authority, or otherwise) of all or any of the Properties constituting Collateral. Upon receiving such written demand (in this section called a "RESIGNATION DEMAND") from Collateral Agent, Borrower shall immediately take whatever actions are legally available to it in order to facilitate the succession of a reputable third party, chosen by Collateral Agent in its sole and absolute discretion, to the position as operator of any property or group of properties included in the Properties constituting Collateral and covered by the subject Resignation Demand. Without limitation of the generality of the foregoing:

          (a) In the event Borrower owns one hundred percent (100%) of the working interest in a Property or group of properties covered by a Resignation Demand, Borrower shall immediately turn over operation of such Property or group of Properties to the successor operator chosen by Collateral Agent, and shall further execute or cause to be executed and filed with the appropriate regulatory authorities any such instruments as may be requested by Collateral Agent in order to document or effect such succession.

          (b) In the event Borrower owns less than 100% of the working interest in a Property or group of Properties covered by a Resignation Demand, Borrower shall:

               (i) notify any nonoperators of its resignation, such notification to be made in writing and otherwise made in accordance with the provisions of any applicable joint operating agreement or similar agreement;

               (ii) take whatever action is legally available to it in order to expedite the effective time that a successor operator shall assume Borrower's duties as operator (by way of example and not by way of limitation, Borrower shall facilitate the election and succession of a new operator without waiting for any applicable grace period to expire under the operative joint operating agreement or similar agreement); and

               (iii) cast its vote under the applicable joint operating agreement or similar agreement successor operator chosen by Collateral Agent, and such vote shall be cast by Borrower for the successor chosen by Collateral Agent both on an interim basis (if called for under the applicable joint operating agreement or similar agreement) and on a permanent basis.


                                 ARTICLE VIII
                                 MISCELLANEOUS

           Section 8.1.  Waivers and Amendments; Acknowledgments.
                         ---------------------------------------

           (a)  Waivers and Amendments.  No failure or delay (whether by course
                ----------------------
of conduct or otherwise) by Noteholder, Agent or Collateral Agent in exercising any right, power or remedy which either may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Noteholder, Agent or Collateral Agent of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Noteholder, Agent or Collateral Agent, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

          (b)  Acknowledgements and Admissions.  Borrower and Parent each hereby
               -------------------------------
represent, warrant, acknowledge and admit that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Noteholder, Agent, or Collateral Agent whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Noteholder, Agent, or Collateral Agent as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) neither Noteholder nor Agent nor Collateral Agent owes any fiduciary duty to Borrower or Parent with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Noteholder, Agent and Collateral Agent, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between either of Borrower or Parent and any of Noteholder, Agent, or Collateral Agent, (vii) should an Event of Default or Default occur or exist each of Noteholder, Agent and Collateral Agent will determine in its sole and absolute discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time,
(viii) without limiting any of the
foregoing, neither Borrower nor Parent is relying upon any representation or covenant by Noteholder, Agent, Collateral Agent, or any representative thereof, and no such representation or covenant has been made, that Noteholder, Agent, or Collateral Agent will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) Noteholder has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make the Loan.

          THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          Section 8.2.  Survival of Agreements; Cumulative Nature.  All of the
                        -----------------------------------------
various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Noteholder, Agent and Collateral Agent and all of Noteholder's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Noteholder, Agent or Collateral Agent under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Noteholder and Collateral Agent in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Noteholder and Collateral Agent of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

          Section 8.3.  Notices.  All notices, requests, consents, demands and
                        -------
other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Noteholder at both of the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail. Any such notice or communication to Agent or Collateral Agent shall be given to Noteholder and shall be deemed received by Agent or Collateral Agent when received by Noteholder. Noteholder's addresses are:

          Trust Company of the West
          865 South Figueroa
          Los Angeles, California 90017
          Attention:  Arthur R. Carlson
          Telephone:  (213) 244-0053
          Telecopy:  (213) 244-0604

          TCW Asset Management Company
          2175 First Interstate Bank Plaza

          1000 Louisiana Street
          Houston, Texas 77002
          Attention:  George R. Hutchinson
          Telephone:  (713) 615-7410
          Telecopy:  (713) 615-7460

with a copy to:

          Milbank, Tweed, Hadley & McCloy
          601 South Figueroa Street
          Thirtieth Floor
          Los Angeles, California 90017
          Attention:  David A. Lamb, Esq.
          Telephone:  (213) 892-4000
          Telecopy:  (213) 629-5063

          Section 8.4.  Parties in Interest.  All grants, covenants and
                        -------------------
agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Noteholder.

          SECTION 8.5.  GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE
                        ------------------------------------
EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES OF AMERICA (WITHOUT REGARD TO CALIFORNIA PRINCIPLES OF CONFLICTS OF LAW). EACH OF BORROWER AND PARENT HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND THE COUNTY OF LOS ANGELES AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. EACH OF BORROWER AND PARENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A

COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          Section 8.6.  Limitation on Interest.  Noteholder, Agent, Collateral
                        ----------------------
Agent, the Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Noteholder, Agent and Collateral Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Noteholder or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Noteholder's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Noteholder, Collateral Agent and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

          Section 8.7.  Termination; Limited Survival.  In its sole and absolute
                        -----------------------------
discretion Borrower may at any time that no Obligations are owing under the Loan Documents elect in a notice delivered to Noteholder to terminate this Agreement and the other Loan Documents. Upon receipt by Noteholder of such a notice, if no such Obligations are then owing then this Agreement and all other Loan Documents shall thereupon be terminated, the Liens thereunder released, and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Documents, the obligations of Parent and Borrower under Section 7.3, and any other obligations which any Person may have
               -----------
to indemnify or compensate Noteholder or any of Noteholder's Affiliates shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Noteholder shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

          Section 8.8.  Severability.  If any term or provision of any Loan
                        ------------
Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

          Section 8.9.  Counterparts.  This Agreement may be separately executed
                        ------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

          SECTION 8.10.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF
                         --------------------------------------------
BORROWER, PARENT, AGENT, COLLATERAL AGENT AND NOTEHOLDER HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;
(c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


BORROWER:                     INLAND PRODUCTION COMPANY



                              By:
                                 --------------------------------------
                                    Bill I. Pennington
                                    Chief Financial Officer

                              Address:

                              475 17th Street, Suite 1500
                              Denver, Colorado 80202
                              Attention:  Kyle Miller
                              Telephone:  (303) 292-0900
                              Telecopy:  (303) 296-4070


PARENT:                       INLAND RESOURCES INC.



                              By:
                                 --------------------------------------
                                    Bill I. Pennington
                                    Chief Financial Officer


                              Address:

                              475 17th Street, Suite 1500
                              Denver, Colorado 80202
                              Attention:  Kyle Miller
                              Telephone:  (303) 292-0900
                              Telecopy:  (303) 296-4070

NOTEHOLDER:                   TRUST COMPANY OF THE WEST, a California trust
                              company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032



                              By:
                                 --------------------------------------
                                    Arthur R. Carlson
                                    Managing Director


                              By:
                                 --------------------------------------
                                    Marc MacAluso
                                    Sr. Vice-President


AGENT: TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under that certain Agreement dated as of June 13, 1994, between TCW Asset Management Company and Morgan Stanley Group, Inc.


                              By:
                                 --------------------------------------
                                    Arthur R. Carlson
                                    Managing Director


                              By:
                                 --------------------------------------
                                    Marc MacAluso
                                    Sr. Vice-President

COLLATERAL AGENT:             TCW ASSET MANAGEMENT COMPANY, a California
                              corporation


                              By:
                                 --------------------------------------
                                    Arthur R. Carlson
                                    Managing Director


                              By:
                                 --------------------------------------
                                    Marc MacAluso
                                    Sr. Vice-President

                                  SCHEDULE 1

                              Disclosure Schedule
                              -------------------



See attached.

                                   SCHEDULE 2

                               Security Schedule
                               -----------------


1. Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Borrower to Collateral Agent dated of even date herewith.

2. Security Agreement from Parent to Collateral Agent, dated of even date herewith.

3. Pledge Agreement from Parent to Collateral Agent, dated as of even date herewith.

4. Security Agreement from Borrower to Collateral Agent, dated of even date herewith.

5. Financing Statements signed by Borrower for filing with the Secretaries of State of Colorado and Utah in connection with the Mortgage.

6. Financing Statements signed by Borrower for filing with the Secretaries of State of Colorado and Utah in connection with the Security Agreement.

7. Financing Statement signed by Parent for filing with the Secretaries of State of Colorado and Texas in connection with the Pledge Agreement.

8. Guaranty from Parent to Agent and Collateral Agent dated of even date herewith.

9. Guaranty from Inland Refining to Agent and Collateral Agent dated of even date herewith.

                                   SCHEDULE 3

                               Insurance Schedule
                               ------------------

      Policy           Name of                        Type of     Term
      Number           Insurance Company              Policy      of Policy
      --------         -----------------              -------     ---------
A.    37650017         TIG Insurance Co. of Michigan  General     6/1/97 -
                                                Liability   6/1/98
      General Liability:
      -----------------
      a)  Limits:
          $2,000,000      General Aggregate
          $1,000,000      Products/Completed Operations Aggregate
          $1,000,000      Each Occurrence
          $1,000,000      Personal and Advertising Injury
          $1,000,000      Fire Damage
          $   10,000      Medical Expense

      b)  Coverage:
          Commercial General Liability Form

B.    CCOPA58396       Security Insurance Company     Property    6/1/97 -
                       of Hartford                                6/1/98

      a)  Limits:
          $500,000     Blanket

      b)  Deductible:
          $1,000 per occurrence

C.    1638-00-13682    Wausau Underwriters            Automobile  6/1/97 -
                       Insurance Company                          6/1/98

      a)  Limits:
          $1,000,000   Each accident combined single limit Bodily injury and
                       property damage liability including hired and non-owned
                       auto liability
          $1,000,000   Uninsured/underinsured motorists coverage Each accident
                       combined single limit

      Policy    Name of                         Type of     Term
      Number    Insurance Company               Policy      of Policy
      --------  -----------------               -------     ---------

                       Bodily personal injury protection
          Basic        Person personal injury protection

D.    37650017   TIG Insurance Co. of Michigan  Umbrella    6/1/97 -
                                                            6/1/98

    a)  Limits:
        $10,000,000    Aggregate
        $10,000,000    Each Occurrence

E.  37650017     TIG Insurance Co. of Michigan    OEE       6/1/97 -
                                                            6/1/98

    a)  Limits:
        $6,000,000      Drilling Limit
        $3,000,000      Producing Limit Each Occurrence Combined

    b)  Deductible:
        $   25,000      Each Incident

                                   SCHEDULE 4

                            Scheduled Bank Payments
                            -----------------------

                                   SCHEDULE 5

                  Calculation of 12.5% Internal Rate of Return
                  --------------------------------------------


        Reference is made to the Credit Agreement to which this Schedule is attached for the meaning of terms defined therein and used herein without further definition. As used herein, the following additional terms have the following meanings:

        "LOAN DOCUMENT DISBURSEMENTS" means, with respect to the A Note, $65,000,000 of the Advance and all other amounts advanced or expended by Noteholder, Agent or Collateral Agent which Borrower is obligated to repay or reimburse under the Credit Agreement or any Loan Document, and, with respect to the B Note, $10,000,000 of the Advance.

        "LOAN DOCUMENT PAYMENTS" means all payments received by Noteholder, Agent or Collateral Agent pursuant to any Loan Documents, including all interest and principal on the Note (excluding any interest in excess of 9.75% per annum paid on any past due amount), the financing fee payable under Section 2.4 of the Credit Agreement and all reimbursements of other Loan Document Disbursements.

        "12.5% IRR" means a twelve and one-half (12.5%) percent nominal, cash-on-cash internal rate of return on all Loan Document Disbursements calculated over the period from the date of the initial Advance to the date in question. The method of calculating such rate of return is set forth in the example on page 5-3 of this Schedule (the "Example Calculation"), and the present value discount factors to be used for calculating such internal rate of return are set forth on page 5-4 of this Schedule.

        The periods referred to in the Example Calculation are calendar quarters (January through March, April through June, July through September, and October through December), with the exception of Period 0, which is from the date of the Advance under the Note to and including September 30, 1997, and Period 1, which is the period beginning on September 30, 1997 and ending on December 31, 1997.

        All Loan Document Disbursements and all Loan Document Payments will be treated as shown in the Example Calculation.

The Advance will be discounted by a discount factor of 1.0. The financing fee will be discounted by a discount factor of 1.0 provided the fee is received on the date of the Advance. Each subsequent Loan Document Disbursement will be discounted by the discount factor corresponding to the period in which it is advanced or disbursed (e.g., a Loan Document Disbursement made in October 1997 would be discounted by a factor of 0.969365). All Loan Document Payments will be discounted by the discount factor corresponding to the period in which they are received (e.g., Loan Document Payments received in March, 1998 will be discounted by a factor of 0.939991).

        If Noteholder elects to have a 12.5% IRR calculated on all but $10,000,000 of the Loan Document Disbursements (as to which $10,000,000 the 12.5% IRR Calculation shall be made at the time and in the manner set forth in the Warrant Documents), the last $10,000,000 advanced on the Loan will be excluded from the "Advance to Borrower" in calculating the Additional Interest and "NPV of Cash Proceeds".

        When the "NPV of Total Loan Amount" less the "NPV of Cumulative Cash Proceeds" is less than or equal to zero, after Additional Interest has been paid Noteholder will have been given a 12.5% IRR. In the Example Calculation, this occurs in the quarter ending June 2000.

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